CERTIFICATE OF AMENDMENT
                                       OF
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         FRANKLIN GROWTH AND INCOME FUND


             The undersigned certify that:

             1. They constitute a majority of the Board of Trustees of the Franklin Growth and Income Fund, a Delaware business trust (the "Trust").

             2. They hereby adopt the following amendment to the Agreement and Declaration of Trust of the Trust (the "Declaration of Trust"):

             Article I, Section 1.01 is hereby amended to read as follows:

             1.01 Name. This trust shall be known as "Franklin Capital Growth Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

             3. All other references to "Franklin Growth and Income Fund" in the Declaration of Trust are hereby amended to read "Franklin Capital Growth Fund."

             4. This amendment is made pursuant to Article VIII, Section 8.04 of the Declaration of Trust, which empowers the Trustees to restate and/or amend such Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees.

             IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 12TH day of March, 2002.


FRANK H. ABBOTT, III                HARRIS J. ASHTON
--------------------                ----------------
Frank H. Abbott, III, Trustee       Harris J. Ashton, Trustee

S. JOSEPH FORTUNATO                 C. B. JOHNSON
-------------------                 -------------
S. Joseph Fortunato, Trustee        Charles B. Johnson, Trustee

                                    R. H. JOHNSON, JR.
---------------------               ------------------
Charles E. Johnson, Trustee         Rupert H. Johnson, Jr., Trustee

FRANK W.T. LAHAYE                   GORDON S. MACKLIN
-----------------                   -----------------
Frank W.T. Lahaye, Trustee          Gordon S. Macklin, Trustee